UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2014

ClearOne, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

Utah	001-33660	87-0398877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 15, 2014, the Company’s Senior Vice President of Finance, Narsi Narayanan, entered into a 10b5-1(c) Stock Purchase Plan (“Plan”) in regards to his participation in the Company’s Employee Stock Purchase Plan. Mr. Narayanan entered into the Plan in order to facilitate purchases of the Company’s stock under his participation in the Company’s Employee Stock Purchase Plan.

Principal terms of Mr. Narayanan’s Plan include the following:

Purchases of Common Stock will be made in accordance with the Plan's offering periods through issuance of shares by the Company to a broker designated by the Company’s Employee Stock Purchase Plan Committee. Value of shares purchased will not exceed $30,000 per year, equally distributed over the offering periods.

All purchases of Plan Shares will be made from the Company. Mr. Narayanan will not provide other instruction or guidance to ClearOne with respect to any purchases. The Company has been provided with a copy of the Plan.

All purchases under the Plan will be reported by Mr. Narayanan through individual Form 4 filings with the Securities and Exchange Commission.

Mr. Narayanan will cease all purchases under the Plan, and will instruct the Company to cease all purchases, promptly upon notice from the CEO of ClearOne that the independent directors of the Company’s Board of Directors have determined that purchases under the Plan must be suspended for the period determined by those directors.

The Plan is intended to comply with the requirements of Rule 10b5-1(c) under the Exchange Act and this Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Notwithstanding this Plan, Mr. Narayanan may sell or purchase shares of the Company’s common stock (other than Plan Shares) pursuant to the Company’s insider trading policy and subject to the terms and conditions included this Plan, and such sales or purchases shall not be subject to this Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: December 19, 2014	By:	/s/ Narsi Narayanan
Narsi Narayanan
Senior Vice President of Finance